UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 11, 2023

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 29, 2023, Stephen Brinkley accepted an offer from Ross Stores, Inc. (the “Company”) to join the Company as its President, Operations, with an expected start date of October 30, 2023. Mr. Brinkley will report to Michael Hartshorn, the Company’s Group President and Chief Operating Officer.

Mr. Brinkley, age 50, has over 25 years of experience in retail, store, and supply chain operations. He most recently served as President of SportChek, Canada’s largest sporting goods, footwear, and apparel retailer, and a subsidiary of Canadian Tire Corporation [TSX: CTC] (“CTC”) with more than 400 corporate retail and franchise store locations nationwide. Mr. Brinkley previously served at CTC as Senior Vice President, Stores, from 2019 to 2020. From 2017 to 2019, Mr. Brinkley served at Save A Lot Food Stores Ltd., as Executive Vice President and Chief Operating Officer and before that as Senior Vice President, Corporate Store Operations. Save A Lot is one of the largest discount grocers in the U.S., with more than 800 stores in 32 states; Mr. Brinkley had responsibility for the retail and wholesale businesses, as well as supporting store and supply chain operations. Previously, Mr. Brinkley held management positions of increasing responsibility at Target Corporation for 14 years, as well as at Circuit City Stores, Inc.

In connection with his employment, Mr. Brinkley has entered into an employment agreement that provides for him to serve an initial term through March 31, 2027 (subject to renewal by mutual agreement), and to receive a salary of not less than $1,050,000 per year and an annual incentive bonus with a target of 100% of salary (beginning in fiscal 2024). He will receive an initial Restricted Stock Award as of his start date and based on the closing price of the Company’s common stock on that day, with a notional value of $6,000,000, vesting 25% on September 12, 2025, 25% on September 11, 2026, 25% on September 10, 2027, and 25% on September 8, 2028. In addition, Mr. Brinkley will receive (i) a sign-on bonus of $1,350,000, (ii) an additional hiring bonus of $1,000,000, payable in February 2024, to offset forfeited equity awards and other compensation at his prior employer, (iii) a relocation bonus of $1,500,000 payable upon his purchase of a home in the San Francisco Bay Area, (iv) a housing allowance of $20,000 per month for 12 months, and (v) relocation benefits to facilitate his relocation to California.

Mr. Brinkley’s employment agreement also includes provisions regarding severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 4, 2023. The employment agreement also includes provisions regarding non-solicitation of Company employees and business counterparties, non-disparagement, protection of Company confidential information, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes.

Item 7.01 Regulation FD Disclosure.

On October 11, 2023, the Company issued a press release regarding the appointment of Mr. Brinkley as President, Operations. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	October 11, 2023 Press Release by Ross Stores, Inc.
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2023

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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